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                                                                    EXHIBIT 23.3

                               [KPMG LETTERHEAD]







                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated February 25, 1998 with respect to the consolidated balance sheets of Toastmaster Inc. as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. We consent to the reference of our firm under the caption Experts in the Form S-4 Registration Statement of Salton/Maxim Housewares, Inc. and related Prospectus.




                                             /s/ KPMG LLP
                                             KPMG LLP


January 5, 1999